Press Release

Entech Solar Announces Expiration of Rights Offering

FORT WORTH, TX – September 21, 2010 – Entech Solar, Inc. (OTC BB: ENSL.OB) (the “Company” or “Entech Solar”) announced today that the subscription period of its previously announced rights offering providing stockholders of record on August 4, 2010 the right to purchase up to an aggregate of 37,500,000 shares of common stock (which included 14,850,955 shares issuable upon the exercise of rights issued to The Quercus Trust which agreed not to exercise or transfer any rights it received pursuant to the rights offering), at the subscription price of $0.08 per share, expired at 5:00 p.m., New York City time, on September 20, 2010. Preliminary results indicate that rights to purchase approximately 7,919,000 shares of common stock were exercised for an aggregate purchase price of approximately $633,500.

About Entech Solar
Entech Solar, Inc. is a leading developer of renewable energy technologies and sustainable daylighting solutions for the commercial, industrial and utility markets. Entech Solar designs concentrating solar modules that produce electricity from sunlight as part of the SolarVolt™ product line. The Company also manufactures and markets the Entech™ Tubular Skylight, a state-of-the-art tubular skylight that provides superior light output and optical efficiency for the commercial and industrial green building initiatives. For more information on the Company’s SolarVolt product or Entech Solar, please visit www.entechsolar.com, or call Bob Walters at 817-224-3600.

Entech Solar Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, which are subject to risks, uncertainties and assumptions that are difficult to predict. All statements in this press release, other than statements of historical fact, are forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements, among other things, as to the Company’s expectation of how many shares are being purchased in connection with the rights offering. These forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements are based upon information available to us as of date hereof. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include our ability to meet projected internal timelines, our reliance on third parties as part of the certification process, our sufficiency of capital, our ability to retain qualified personnel and the matters discussed in the section entitled “Item 1A: Risk Factors” in Part I of our Annual Report on Form 10-K. You should carefully consider the risks and uncertainties described under that section.